                                                                      EXHIBIT 11

                     BOETTCHER WESTERN PROPERTIES III LTD.
                            (A Limited Partnership)
                            Pro Forma Balance Sheet
                               September 30, 1997
                                  (Unaudited)

                                                                  Pro Forma Adjustments
                                                                  ---------------------
                                               Historical        Sale of     Liquidation &       Pro Forma
                                           September 30, 1997    Venetian     Dissolution    September 30, 1997
                                           ------------------  ------------  --------------  ------------------
  Assets
  ------

Real estate held for sale                      $5,769,761      $(5,769,761)    $         -               $ -

Cash and cash equivalents, at cost
  which approximates market value                 855,739        3,175,683       (4,031,422)               -
Accounts receivable and other assets              172,824         (172,824)               -                -
Debt issuance costs, net of accumulated
  amortization of $47,083                           2,500           (2,500)               -                -
                                               ----------      -----------      -----------               ---

                                               $6,800,824      $(2,769,402)     $(4,031,422)              $ -
                                               ==========      ===========      ===========               ===


Liabilities and Partners' Capital
---------------------------------

Mortgages payable, net of unamortized
  debt discount of $1,673                      $3,169,358      $(3,169,358)     $         -               $ -
Payable to managing general partner               195,003                -          (93,083)                -
                                                                                   (101,920)
Accounts payable and accrued liabilities          282,163         (282,163)               -                 -
Tenants' deposits                                  36,638          (36,638)               -                 -
Property taxes payable                             21,238          (21,238)               -                 -
Unearned rental income                              5,670           (5,670)               -                 -
                                               ----------      -----------      -----------               ---
  Total Liabilities                             3,710,070       (3,515,067)        (195,003)                -
                                               ----------      -----------      -----------               ---

Partners' Capital:
  General partners                               (109,376)           7,456          101,920                 -
  Limited partners                              3,200,130          738,209       (3,938,339)                -
                                               ----------      -----------      -----------               ---

  Total Partners' Capital                       3,090,754          745,665       (3,836,419)                -
                                               ----------      -----------      -----------               ---

                                               $6,800,824      $(2,769,402)     $(4,031,422)              $ -
                                               ==========      ===========      ===========               ===

See accompanying notes to proforma financial statements.

                                    E-11.1

                     BOETTCHER WESTERN PROPERTIES III LTD.
                            (A Limited Partnership)
                       Pro Forma Statement of Operations
                     For the year ended September 30, 1997
                                  (Unaudited)

                                                                        Pro Forma Adjustments
                                                                        ---------------------
                                                    Historical                                        Pro Forma
                                                    Year Ended            Sale of Venetian,           Year Ended
                                                September 30, 1997    Liquidation & Dissolution   September 30, 1997
                                                ------------------    -------------------------   ------------------
Revenue:
  Rental income                                     $  773,819              $  (773,819)                 $ -
  Tenant reimbursements for common
   area charges, insurance and taxes                   240,896                 (240,896)                   -
  Other income                                          56,753                  (56,753)                   -
                                                    ----------              -----------                  ---
                                                     1,071,468               (1,071,468)                   -
                                                    ----------              -----------                  ---

Expenses:
  Interest, including amortization of debt
   discount and debt issuance costs                    360,774                 (360,774)                   -
  Property taxes                                        86,165                  (86,165)                   -
  Fees and reimbursements to
   managing general partner                            101,613                 (101,613)                   -
  Other management fees                                 45,147                  (45,147)                   -
  Repairs and maintenance                              127,779                 (127,779)                   -
  Utilities                                             37,679                  (37,679)                   -
  Other administrative                                  79,165                  (79,165)                   -
  Environmental                                       (216,177)                 216,177                    -
                                                    ----------              -----------                  ---
                                                       622,145                 (622,145)                   -
                                                    ----------              -----------                  ---

          Net earnings (loss)                       $  449,323              $  (449,323)                 $ -
                                                    ==========              ===========                  ===

Net earnings per limited partnership unit
 using the weighted average number of
 limited partnership units outstanding
 of 22,000                                          $    20.42              $    (20.42)                 $ -
                                                    ==========              ===========                  ===

See accompanying notes to proforma financial statements.

                                    E-11.2

                     BOETTCHER WESTERN PROPERTIES III LTD.
                            (A Limited Partnership)
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


1) The unaudited pro forma balance sheet assumes that the Partnership had sold Venetian Square Shopping Center ("Venetian") for $7,275,000 and liquidated and dissolved the Partnership as of September 30, 1997. The unaudited pro forma statement of operations restate the historical operations of the Partnership for the year ended September 30, 1997 by eliminating in total the operating results of the Partnership. All of the unaudited proforma financial information is based on amounts as of September 30, 1997. Final results may differ from such information as a result of known and unknown contingencies (including, without limitation, Partnership operations subsequent to September 30, 1997, customary closing adjustments, and potential reimbursement for environmental remediation expenses).

2) The estimated gain recognized from the sale of Venetian and estimated distribution of available funds in liquidation of the Partnership to Limited Partners as of September 30, 1997 has been computed as follows:

    Gain on sale of real estate investment:
    ---------------------------------------
        Total contract sale price                                                      $ 7,275,000
            Less: Net book value of real estate investment                              (5,769,761)
                  Selling commission                                                      (509,250)
                  Other expenses of sale (primarily legal fees
                   and title insurance)                                                    (75,000)
                                                                                       -----------
        Gain on sale                                                                       920,989
        Write off of non-cash assets                                                      (175,324)
                                                                                       -----------
        Net gain on sale                                                                   745,665
        Estimated expenses of liquidation and dissolution                                  (15,000)
                                                                                       -----------
        Net gain on sale and dissolution                                               $   730,665
                                                                                       ===========

    Estimated distribution to Partners:
    -----------------------------------
        Total contract sale price                                                      $ 7,275,000
        Selling commission                                                                (509,250)
        Other expenses of sale (primarily legal fees and title insurance)                  (75,000)
           Less: Current liabilities of Venetian (including mortgages payable)          (3,515,067)
                                                                                       -----------
           Adjusted cash received                                                        3,175,683

                  Add:    Current liquid assets of the Partnership                         855,739
                  Less:   Outstanding debt to Managing General Partner                     (93,083)
                          Estimated expenses of liquidation and dissolution                (15,000)
                                                                                       -----------
                  Estimated cash available for final distribution                      $ 3,923,339
                                                                                       ===========

                  Estimated distribution to Limited Partners per $1,000 unit           $    178.33
                                                                                       ===========

                                    E-11.3